Exhibit 10.1

MEDCO HEALTH SOLUTIONS, INC.

2002 STOCK INCENTIVE PLAN

Adopted June 17, 2002,

as amended May 15, 2003 with Addendum

and as approved by shareholders on May 31, 2005

2002 STOCK INCENTIVE PLAN

(As amended May 15, 2003 with Addendum)

1. Purpose

The 2002 Stock Incentive Plan (the “Plan”), effective June 17, 2002 is established to encourage employees of Medco Health Solutions, Inc. (the “Company”), its parent, if any, its subsidiaries, its affiliates and its joint ventures to acquire Common Stock in the Company (“Common Stock”). It is believed that the Plan will serve the interests of the Company and its stockholders because it allows employees to have a greater personal financial interest in the Company through ownership of, or the right to acquire its Common Stock, which in turn will stimulate employees’ efforts on the Company’s behalf, and maintain and strengthen their desire to remain with the Company. It is believed that the Plan will also assist in the recruitment of employees.

2. Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). A Director of the Company may serve on the Committee only if he or she (i) is a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). The Committee shall be responsible for the administration of the Plan including, without limitation, determining which Eligible Persons receive Incentives, the types of Incentives they receive under the Plan, the number of shares covered by Incentives granted under the Plan, and the other terms and conditions of such Incentives. Determinations by the Committee under the Plan including, without limitation, determinations of the Eligible Persons, the form, amount and timing of Incentives, the terms and provisions of Incentives and the writings evidencing Incentives, need not be uniform and may be made selectively among Eligible Persons who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Persons are similarly situated.

The Committee shall have the responsibility of construing and interpreting the Plan, including the right to construe disputed or doubtful Plan provisions, and of establishing, amending and construing such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding and conclusive upon the Company, all Eligible Persons and any person claiming under or through any Eligible Person.

The Committee may delegate any or all of its power and authority hereunder to the Chief Executive Officer or President and such other officers as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Exchange Act and that no such delegation shall be made in the case of Incentives intended to be qualified under Section 162(m) of the Code.

For the purpose of this section and all subsequent sections, the Plan shall be deemed to include this Plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one Plan governed by the terms set forth herein.

Until such time as the Compensation Committee of the Board consists of “Non-Employee Directors” and “outside directors” as provided herein, the Plan shall be administered by the full Board of Directors of the Company. Any Incentives granted prior to (but including those that are effective as of) the earlier of initial public offering of the Company’s stock and the date of the Company’s full separation from Merck & Co., Inc. shall be subject to approval of the full Board and the further approval of the Compensation and Benefits Committee of the Board of Directors of Merck & Co., Inc.

3. Eligibility

(a) Employees. Any person employed by the Company, its parent, if any, or its subsidiaries, its affiliates and its joint ventures, including officers, whether or not directors of the Company, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with such partner or affiliate (each such person, an “Employee”), shall be eligible to participate in the Plan if designated by the Committee (“Eligible Persons”).

(b) Non-employees. The term “Employee” shall not include a non-employee director or a person hired as an independent contractor, leased employee or consultant, provided, however, that the Committee may determine that any such person is eligible to receive Incentives under the Plan (and, if such a determination is made as to any such person, such person shall be an Eligible Person under the Plan). Such person shall not participate in this Plan except to the extent that the Committee so determines, even if such person is subsequently determined to be an “employee” by any governmental or judicial authority.

(c) No Right To Continued Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company, its parent, its subsidiaries, its affiliates or its joint ventures to terminate the employment of any participant at any time, nor confer upon any participant the right to continue in the employ of the Company, its parent, its subsidiaries, its affiliates or its joint ventures. No Eligible Person shall have a right to receive an Incentive or any other benefit under this Plan or having been granted an Incentive or other benefit, to receive any additional Incentive or other benefit. Neither the award of an Incentive nor any benefits arising under such Incentives shall constitute an employment contract with the Company, its parent, its subsidiaries, its affiliates or its joint ventures, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company, its parent, its subsidiaries, its affiliates or its joint ventures for severance. Except as may be otherwise specifically stated in any other employee benefit plan, policy or program, neither any Incentive under this Plan nor any amount realized from any such Incentive shall be treated as compensation for any purposes of calculating an employee’s benefit under any such plan, policy or program.

4. Term of the Plan

This Plan shall be effective as of the date of its adoption by the Board of Directors of the Company, subject to the approval of the Plan by the affirmative vote of the stockholders of the Company entitled to vote thereon at the time of such approval. Such approval by the stockholders shall occur within 12 months of the adoption of the Plan by the Board of Directors. No Incentive shall be granted under the Plan after December 31, 2012, but the term and exercise of Incentives granted theretofore may extend beyond that date.

5. Incentives

(a) Types of Incentives. Incentives under the Plan may be granted in any one or a combination of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Grants, (v) Performance Shares, (vi) Share Awards and (vii) Phantom Stock Awards (Incentive Stock Options and Nonqualified Stock Options shall be referred to collectively as “Stock Options” and together with Restricted Stock Grants, Performance Shares, Share Awards and Phantom Stock Awards shall be referred to collectively as “Incentives”). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee.

(b) No Repricing. Except as otherwise provided in Section 6(c), in no event will the Committee decrease the option price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower option price than that of the replaced Stock Options or Stock Appreciation Rights or other Incentives without first obtaining the approval of the holders of a majority of the shares of Common Stock who are present in person or by proxy at a meeting of the Company’s shareholders and entitled to vote.

6. Shares Available for Incentives

(a) Shares Available. Subject to the provisions of Section 6(c), the maximum number of shares of Common Stock of the Company that may be issued under the Plan is fifty-four million (54,000,000); provided, however, no more than ten (10%) percent of the maximum shares available under the Plan may be issued pursuant to Incentives other than Stock Options (as defined herein) and Stock Appreciation Rights. This number includes the shares to be issued under the stock option grants made under the Merck & Co., Inc. 2001 Incentive Stock Plan that will be converted to options for shares of Common Stock of the Company (the “Converted Options”) as of the completion of the “Distribution” as defined in the Master Separation and Distribution Agreement between the Company and Merck & Co., Inc. dated August 12, 2003. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from issued and reacquired Common Stock held as treasury stock, or both. In no event shall fractional shares of Common Stock be issued under the Plan. In addition to the foregoing, the following shares of Common Stock related to Incentives under this Plan may again be used for the grant of Incentives under the Plan:

(i) Shares related to Incentives paid in cash;

(ii) Shares related to Incentives that expire, are forfeited or cancelled or terminate for any other reason without issuance of shares of Common Stock;

(iii) Shares that are tendered or withheld in payment of all or part of the option price of a Stock Option awarded under this Plan, or in satisfaction of withholding tax obligations arising under this Plan;

(iv) Shares that are reacquired with cash tendered in payment of the option price of a Stock Option awarded under this Plan or with moneys attributable to the tax deduction enjoyed by the Company upon the exercise or disqualifying disposition of Stock Options under this Plan after the date this Plan is approved by shareholders; and

(v) Any shares of Common Stock related to Incentives that are assumed, converted or substituted as a result of the acquisition of another company by the Company or a combination of the Company with another company.

(b) Limit on an Individual’s Incentives. In any calendar year, no Eligible Person may receive (i) Incentives covering more than two million (2,000,000) shares of the Company’s Common Stock (such number of shares shall be adjusted in accordance with Section 6(c)), or (ii) any Incentive if such person owns more than ten percent of the stock of the Company within the meaning of Section 422 of the Code, or (iii) any Incentive Stock Option, as defined in Section 422 of the Code, which would result in such person receiving a grant of Incentive Stock Options for stock that would have an aggregate fair market value in excess of $100,000, determined as of the time that the Incentive Stock Option is granted, that would be exercisable for the first time by such person during any calendar year.

(c) Adjustment of Shares. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, spin off, split off, split up or other event identified by the Committee, the Committee shall make such adjustments, if any, as it may deem appropriate in (i) the number and kind of shares authorized for issuance under the Plan, (ii) the number and kind of shares subject to outstanding Incentives, (iii) the option price of Stock Options and (iv) the fair market value of Stock Appreciation Rights, provided that fractions of a share will be rounded down to the nearest whole share (other than for Incentive Stock Options). Any such determination shall be final, binding and conclusive on all parties.

7. Stock Options

The Committee may grant options qualifying as Incentive Stock Options as defined in Section 422 of the Code, and options other than Incentive Stock Options (“Nonqualified Options”) (collectively “Stock Options”). Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Stock Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee. Unless the Committee determines otherwise, “fair market value” shall mean the average (mean) of the highest and lowest sales prices of a share of Common Stock, as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of shares of Common Stock is reported on this date, on the next preceding day on which there were sales of shares of Common Stock reported.

(b) Period of Stock Option. The period of each Stock Option shall be fixed by the Committee, provided that the period for all Stock Options shall not exceed ten (10) years from the grant, provided further, however, that, in the event of the death of an Optionee prior to the expiration of a Non-Qualified Stock Option, such Non-Qualified Stock Option may, if the Committee so determines, be exercisable for up to eleven years from the date of the grant. The Committee may, subsequent to the granting of any Stock Option, extend the term thereof, but in no event shall the extended term exceed ten years from the original grant date.

(c) Exercise of Stock Option and Payment Therefore. No shares shall be issued until full payment of the option price has been made. The option price may be paid in cash or, if the Committee determines, in shares of Common Stock or a combination of cash and shares of Common Stock. If the Committee approves the use of shares of Common Stock as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of Common Stock to exercise a Stock Option. Stock Options awarded under the Plan shall be exercised through such procedure or program as the Committee may establish or define from time to time, which may include a designated broker that must be used in exercising such Stock Options. The Committee may establish rules and procedures to permit an optionholder to defer recognition of gain upon the exercise of a Stock Option.

(d) First Exercisable Date. The Committee shall determine how and when shares covered by a Stock Option may be purchased. The Committee may establish waiting periods, the dates on which Stock Options become exercisable or “vested” and, subject to paragraph (b) of this section, exercise periods. The Committee may accelerate the exercisability of any Stock Option or portion thereof.

(e) Termination of Employment. Unless determined otherwise by the Committee, upon the termination of a Stock Option grantee’s employment (for any reason other than gross misconduct), Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee’s employment may become exercisable in accordance with a schedule determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Option. If the Committee decides to grant Incentives to a non-employee director or to an independent contractor, leased employee or consultant, the Committee shall determine at the time of grant the terms applicable in the event such person’s relationship with the Company is terminated.

(f) Termination Due to Misconduct. If a Stock Option grantee’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon the date of such termination.

(g) Limits on Incentive Stock Options. Except as may otherwise be permitted by the Code, an Eligible Person may not receive a grant of Incentive Stock Options for stock that would have an aggregate fair market value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined as of the time that the Incentive Stock Option is granted, that would be exercisable for the first time by such person during any calendar year.

8. Stock Appreciation Rights

The Committee may, in its discretion, grant a right to receive the appreciation in the fair market value of shares of Common Stock (“Stock Appreciation Right”) either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Time and Period of Grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee.

(b) Value of Stock Appreciation Right. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, the grantee will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company in accordance with exercise procedures established by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Option which is surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such Stock Appreciation Right is received by the Company in accordance with exercise procedures established by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right.

(c) Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

9. Performance Share Awards

The Committee may grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or its parent or any subsidiary, division, affiliate or joint venture of the Company selected by the Committee during the Award Period meets certain goals established by the Committee (“Performance Share Awards”). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Award Period and Performance Goals. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made (“Award Period”). The Committee shall also establish performance objectives (“Performance Goals”) to be met by the Company, its parent, subsidiary, division, affiliate or joint venture of the Company during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include any one or combination of the following Company measures, as interpreted by the Committee, which (to the extent applicable) will be determined in accordance with GAAP: (i) revenue (or any component of revenue); (ii) gross margin; (iii) net income; (iv) net earnings; (v) earnings per share; (vi) return on equity; (vii) free cash flow; (viii) cash flow per share; (ix) return on invested capital; (x) return on investments; (xi) return on assets; (xii) economic value added (or an equivalent metric, as determined by the Committee); (xiii) share performance; (xiv) total shareowner return; (xv) expenses; (xvi) EBITDA per adjusted prescription; or (xvii) working capital. Performance Measures may be measured before or after taking taxes into consideration, in the discretion of the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives. In determining attainment of Performance Goals, the Committee will exclude unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine no later than ninety (90) days after the commencement of any applicable Award Period to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(b) Payment of Performance Share Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as “Performance Shares.” After the completion of an Award Period, the performance of the Company, its parent, subsidiary, division, affiliate or joint venture of the Company shall be measured against the Performance Goals, and the Committee shall determine, in accordance with the terms of such Performance Share Award, whether all, none or any portion of a Performance Share Award shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

(c) Revision of Performance Goals. As to any Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, at any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, its parent, subsidiary, division, affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Goals unfair unless a revision is made.

(d) Requirement of Employment. A grantee of a Performance Share Award must remain in the employ of the Company, its parent, subsidiary, affiliate or joint venture until the completion of the Award Period in order to be entitled to payment under the Performance Share Award; provided that the Committee may, in its discretion, provide for a full or partial payment where such an exception is deemed equitable. If the Committee decides to grant Incentives to a non-employee director or to an independent contractor, leased employee or consultant, the Committee shall determine at the time of grant the terms applicable in the event such person’s relationship with the Company is terminated.

(e) Dividends. The Committee may, in its discretion, at the time of the granting of a Performance Share Award, provide that any dividends declared on the Common Stock during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

10. Restricted Stock Grants

The Committee may award shares of Common Stock to an Eligible Person, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe (“Restricted Stock Grant”):

(a) Requirement of Employment. A grantee of a Restricted Stock Grant must remain in the employment of the Company during a period designated by the Committee (“Restriction Period”) in order to retain the shares under the Restricted Stock Grant. If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock Grant shall terminate and the shares of Common Stock shall be returned immediately to the Company provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable. If the Committee decides to grant Incentives to a non-employee director or to an independent contractor, leased employee or consultant, the Committee shall determine at the time of grant the terms applicable in the event such person’s relationship with the Company is terminated.

(b) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock. Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from the certificates.

(e) Dividends. The Committee shall, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

(f) Performance Goals. The Committee may designate whether any Restricted Stock Grant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Restricted Stock Grant designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Goals (as defined in Section 9(a)), to the extent required by Section 162(m).

11. Other Share-Based Awards

(a) Share Awards. The Committee may grant an award of shares of common stock (a “Share Award”) to any Eligible Person on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Person or may be in lieu of cash or other compensation to which the Eligible Person is entitled from the Company.

(b) Phantom Stock Awards. The Committee may, in its discretion, grant a right representing a number of hypothetical shares, including hypothetical restricted shares or restricted stock units (a “Phantom Stock Award”), to any Eligible Person on such terms and conditions, including whether payment of such Phantom Stock Award will be in cash or shares, as the Committee may determine in its sole discretion.

12. Transferability

Each Incentive, other than Nonqualified Options, granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution and shall be exercisable during the grantee’s lifetime only by the grantee. Nonqualified Options shall not be transferable or assignable by the recipient, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or pursuant to a domestic relations order within the meaning of Rule 16a-12 under the Exchange Act. Notwithstanding the foregoing, the Committee, in its discretion, may adopt rules permitting the transfer, solely as gifts during the grantee’s lifetime, of Stock Options (other than Incentive Stock Options) to members of a grantee’s immediate family or to trusts or family partnerships for the benefit of such immediate family members. For this purpose, immediate family member means the grantee’s spouse, parent, child, stepchild, grandchild and the spouses of such family members. The terms of a Stock Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.

13. Discontinuance or Amendment of the Plan

The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not, without the consent of the grantees affected, revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation.

14. No Limitation on Compensation

Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

15. No Constraint on Corporate Action

Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 13, to limit the right or power of the Company, its parent, or any subsidiary, affiliate or joint venture to take any action which such entity deems to be necessary or appropriate.

16. Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Eligible Person to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Eligible Person to pay the amount of taxes required by law to be withheld from an Incentive by withholding from any payment of Common Stock due as a result of such Incentive, or by permitting the Eligible Person to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

17. Compliance with Section 16

With respect to Eligible Persons subject to Section 16 of the Exchange Act (“Section 16 Officers”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to the Section 16 Officers is not required in order to bring a transaction by such Section 16 Officer into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee and its delegees. To the extent any provision of the Plan or action by the Plan administrators involving such Section 16 Officers is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Officers, to the extent permitted by law and deemed advisable by the Plan administrators.

18. Use of Proceeds

The proceeds received by the Company from the sale of stock under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

19. Change in Control

The Committee shall have the authority to determine the effect of a Change in Control (as hereinafter defined) on outstanding Incentives.

A “Change in Control” shall mean the occurrence during the term of the Plan, but following the completion of the “Distribution” (as defined in the Master Separation and Distribution Agreement between the Company and Merck & Co., Inc. dated August 12, 2003), of any one of the following events:

(a)	An acquisition (other than directly from the Company) of any shares of Common Stock or other voting securities of the Company by any “Person” (for purposes of this Section only, as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of the Company’s then outstanding voting securities entitled to vote for the election of directors (the “Voting Securities”); provided, however, in determining whether a Change in Control has occurred, shares of Common Stock or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined); or

(b)	The individuals who, immediately following the Distribution, are members of the Board of Directors of the Company (the “Incumbent Board”), (i) cease for any reason to constitute at least a majority of the members of the Board of Directors of the Company, or (ii) following a Merger (as hereinafter defined), do not constitute at least a majority of the board of directors of (x) the Surviving Corporation (as hereinafter defined), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation (as hereinafter defined); provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)	The consummation of:

(i) A merger, consolidation or reorganization with or into the Company or a direct or indirect subsidiary of the Company or in which securities of the Company are issued (a “Merger”), unless the Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean:

(A) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following the Merger at least fifty percent (50%) of the outstanding common stock and the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another corporation (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Merger, constitute at least a majority of the members of the board of directors of, (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

(C) no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding shares of Common Stock or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation.

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares of Common Stock or Voting Securities as a result of the acquisition of shares of Common Stock or Voting Securities by the Company which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

20. Governing Law

The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws.

ADDENDUM

TO THE

MEDCO HEALTH SOLUTIONS, INC.

2002 STOCK INCENTIVE PLAN

This addendum is intended to cause the Medco Health Solutions, Inc. 2002 Stock Incentive Plan (the “Plan”) to meet the requirements of a written plan as described in Q&A 21 of Internal Revenue Service Notice 2005-1 with respect to restricted stock units (“Restricted Stock Units’) granted under the Plan. Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Plan.

1. Deferrals of Restricted Stock Units Permitted

(a) Receipt of stock or other payment pursuant to the conversion of a Restricted Stock Unit granted under the Plan may be deferred at the election of a grantee beyond the taxable year in which the Restricted Stock Unit vests and becomes non-forfeitable.

(b) This deferral program is intended to meet the requirements of an unfunded “top-hat” plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. No grantee shall be permitted to make a deferral election if such grantee’s participation in the deferral program would cause the Plan to fail to be treated as a top-hat plan.

(c) Restricted Stock Units granted to members of the Board of Directors are not affected by this Addendum.

2. Deferral Period

(a)	The deferral may be until any of the following:

(i) six months after the date of a grantee’s separation from service,

(ii) the date the participant becomes disabled (within the meaning of Section 409A(a)(2)(C) of Code),

(iii) death,

(iv) a specified date (or pursuant to a fixed schedule),

(v) to the extent provided in regulations, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or

(vi) the occurrence of an unforeseeable emergency (as defined in Section 409A of the Code or the regulations promulgated thereunder).

3. No Acceleration

Acceleration of the deferral period elected by the grantee shall not be permitted, except as provided in regulations promulgated under Section 409A of the Code.

4. Deferral Elections

Deferral elections shall be made in compliance with Section 409A of the Code. In accordance with IRS Notice 2005-1, deferral elections with respect to Restricted Stock Units outstanding but unvested as of March 15, 2005 may be made on or before March 15, 2005. Changes in the time and form of payments with respect to Restricted Stock Units for which an initial deferral is in effect shall be permitted in accordance with Section 409A(a)(4)(C) of the Code, the terms of which shall be incorporated into this Addendum.